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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 31, 2002
Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP
(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 759-8300
(Registrant's Telephone Number, including Area Code)

Item 2 is hereby amended and restated in its entirety as follows:

Item 2.    Acquisition or Disposition of Assets.

        On January 31, 2002, First Community Bancorp ("FCB") completed its acquisition of Pacific Western National Bank ("Pacific Western") (the "Acquisition") through its wholly owned subsidiary, First Professional Bank, National Association ("First Professional"). The Acquisition was consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of August 21, 2001, by and between First Community Bancorp ("First Community") and Pacific Western National Bank ("Pacific Western") (the "Merger Agreement").

        As a result of the Acquisition, each issued and outstanding share of common stock of Pacific Western was converted into the right to receive $37.15 in cash. Both Pacific Western and First Community Bank of the Desert, a wholly owned subsidiary of First Community, were unified with First Professional in the Acquisition. The resulting bank, a wholly owned subsidiary of First Community, has been renamed Pacific Western National Bank.

        First Community financed the Acquisition in part with the proceeds from its recent rights offering. First Community distributed to its shareholders of record, as of December 17, 2001, rights to purchase additional shares of common stock at a price of $19.25 per share. The rights offering, which expired on January 23, 2002, was oversubscribed, and raised $23,000,000 in proceeds to First Community.

        The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement which is incorporated herein as Exhibit 2.1. After giving effect to the Acquisition and First Community's previously announced acquisition of W.H.E.C., Inc., the total assets of First Community and its subsidiaries will increase to approximately $1.25 billion, total deposits will increase to approximately $1.09 billion and total shareholder equity will increase to approximately $96.8 million as of September 30, 2001, on a pro forma basis.

*    *    *

This report includes forward-looking statements that involve inherent risks and uncertainties. First Community Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions generally, including those resulting from the terrorist attacks of September 11, 2001 and their aftermath, and competition in the geographic and business areas in which First Community Bancorp operates, inflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating the operations of First Community Bancorp, Rancho Santa Fe National Bank, First Community Bank of the Desert, First Professional Bank, N.A., First Charter Bank, N.A., Pacific Western National Bank and Capital Bank of North County. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: March 27, 2002

FIRST COMMUNITY BANCORP
By:	/s/ MATTHEW P. WAGNER
	Name:	Matthew P. Wagner
	Title:	President and Chief Executive Officer

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FORM 8-K/A
SIGNATURE